UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2011

KIT digital, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor	10011
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)).

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

September 15, 2011

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2010, the U.S. Securities and Exchange Commission (the "Commission") declared effective the registration statement on Form S-3 (File No. 333-169918) of KIT digital, Inc. filed on October 13, 2010, with the Commission (the "Registration Statement"). The Registration Statement permits us to issue, in one or more offerings, shares of common stock at an aggregate offering price not to exceed $250,000,000.

On September 15, 2011, we entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. and Allen & Company LLC, acting as the representatives of the several underwriters.  Pursuant to the terms and conditions of the Underwriting Agreement, we agreed to issue and sell 3,200,000 shares of our common stock, par value $0.0001 per share (the “Underwritten Shares”), at a price to the public of $9.50 per share.  Pursuant to the Underwriting Agreement, we also granted the underwriters an option to purchase up to an additional 480,000 shares of our common stock (together with the Underwritten Shares, the “Shares”) within 30 days after the date of the Underwriting Agreement to cover over-allotments, if any.  We expect to receive approximately $27.8 million in net proceeds from the offering after underwriting fees and offering expenses, or approximately $32.0 million if the underwriters’ over-allotment option is exercised in full.  The offering is scheduled to close on or about September 20, 2011, subject to customary closing conditions.

The offering is being made pursuant to the Registration Statement, as supplemented by the prospectus supplement dated September 15, 2011 (the “Prospectus Supplement”), relating to the Shares.  The Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended (the “Securities Act”), on September 16, 2011.

The Underwriting Agreement contains customary representations, warranties and covenants made by us.  It also provides for customary indemnification by us and the underwriters for losses or damages arising out of or in connection with the sale of the Shares.  In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer and certain significant stockholders of our company have entered into agreements with the representatives of the underwriters not to sell, transfer or otherwise dispose of our securities, subject to certain exceptions, during the 90-day period following the offering, subject to extension in certain circumstances.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01.  A copy of the opinion of Greenberg Traurig, LLP, as our legal counsel, relating to the legality of the issuance and sale of the Shares in the offering is attached hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

1.1	Underwriting Agreement, dated September 15, 2011.

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Greenberg Traurig, LLP (contained in legal opinion filed herewith as Exhibit 5.1).

99.1	Press Release of KIT digital, Inc. issued September 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT digital, Inc.

Date: September 15, 2011	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer